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EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Post-Effective Amendment No.1 to Form S-3 Registration Statement No. 333-119945 on Form S-11 of our report dated October 17, 2005 related to the statement of revenues and certain operating expenses for One Financial Plaza for the year ended December 31, 2004 (which report on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement), appearing in the Prospectus, which is a part of the Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ TRAVIS, WOLFF & COMPANY, LLP

Dallas, Texas
March 29, 2006

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  EXHIBIT 23.7
INDEPENDENT AUDITORS' CONSENT